Exhibit 99.2

Agito Networks, Inc.

Unaudited Condensed Financial Statements as of and for

the six months ended June 30, 2010 and 2009

AGITO NETWORKS, INC.

AGITO NETWORKS, INC.

UNAUDITED BALANCE SHEETS

AS OF JUNE 30, 2010 AND 2009

	June 30,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,069,547	$4,264,842
Accounts receivable	415,006	24,828
Prepaid expenses and other current assets	210,017	102,564

Total current assets	1,694,570	4,392,234
PROPERTY AND EQUIPMENT — Net	160,101	391,501
OTHER ASSETS	` 157,791	141,302

TOTAL	$2,012,462	$4,925,037

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$274,780	$273,319
Accrued compensation and benefits	199,953	229,485
Other accrued liabilities	88,871	183,404
Short term debt	3,463,359	—
Deferred revenue	785,550	397,901

Total current liabilities	4,812,513	1,084,109
OTHER LONG-TERM LIABILITIES	94,716	1,546,327

Total liabilities	4,907,229	2,630,436

COMMITMENTS AND CONTINGENCIES (Note 5)
STOCKHOLDERS’ EQUITY (DEFICIT):
Series A1 redeemable convertible preferred stock, par value of $.0001 — authorized, 6,000,000 shares; issued and outstanding, 6,000,000 shares; total aggregate liquidation value of $1,000,000	967,125	967,125
Series A2 redeemable convertible preferred stock, par value of $.0001 — authorized, 24,360,000 shares; issued and outstanding, 24,000,000 shares; total aggregate liquidation value of $6,000,000	5,989,437	5,989,437
Series B redeemable convertible preferred stock, par value of $.0001 — authorized, 40,000,000 shares; issued and outstanding, 35,757,577 shares; total aggregate liquidation value of $11,800,000	11,689,036	11,689,036
Common stock, par value of $.001 — authorized, 120,000,000 shares; issued and outstanding, 14,765,413 and 14,682,872 shares as of June 30, 2010 and 2009 respectively	17,148	14,268
Additional paid-in capital	453,026	184,689
Accumulated deficit	(22,010,539)	(16,549,954)

Total stockholders’ equity (deficit)	(2,894,767)	2,294,601

TOTAL	$2,012,462	$4,925,037

See notes to financial statements.

AGITO NETWORKS, INC.

UNAUDITED STATEMENTS OF OPERATIONS

FOR SIX MONTHS ENDED JUNE 30, 2010 AND 2009

	Six months ended June 30,
	2010	2009
NET REVENUE	$600,586	$135,084
COSTS AND OPERATING EXPENSES:
Cost of goods sold	42,140	9,733
Research and development	1,312,380	1,794,936
Sales and marketing	987,049	1,636,227
General and administrative	780,081	821,918

Total costs and operating expenses	3,121,650	4,262,814

LOSS FROM OPERATIONS	(2,521,064)	(4,127,730)
INTEREST AND OTHER INCOME	4,390	49,339
INTEREST EXPENSE	(158,663)	(9,625)

LOSS BEFORE PROVISION FOR INCOME TAXES	(2,675,337)	(4,088,016)
PROVISION FOR INCOME TAXES	4,300	800

NET LOSS	$(2,679,637)	$(4,088,816)

See notes to financial statements.

AGITO NETWORKS, INC.

UNAUDITED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR SIX MONTHS ENDED JUNE 30, 2010 AND 2009

	Convertible Redeemable Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity

	Shares	Amount	Shares	Amount
BALANCE — December 31, 2009	65,757,577	$18,645,598	14,705,913	$14,768	$334,594	$(19,330,902)	$(335,942)
Stock-based compensation expense					118,432		118,432
Options exercised			59,500	2,380			2,380
Net loss						(2,679,637)	(2,679,637)

BALANCE — June 30, 2010	65,757,577	$18,645,598	14,765,413	$17,148	$453,026	$(22,010,539)	$(2,894,767)

BALANCE — December 31, 2008	65,757,577	$18,645,598	14,526,955	$5,801	$130,730	$(12,461,398)	$6,320,731
Reclassification of common stock warrants to liabilities (Note 3)					(3,624)	260	(3,364)
Stock-based compensation expense					57,583		57,583
Repurchase of common stock			(99,084)	(2,147)			(2,147)
Options exercised			255,001	10,614			10,614
Net loss						(4,088,816)	(4,088,816)

BALANCE — June 30, 2009	65,757,577	$18,645,598	14,682,872	$14,268	$184,689	$(16,549,954)	$2,294,601

See notes to financial statements.

AGITO NETWORKS, INC.

UNAUDITED STATEMENTS OF CASH FLOWS

FOR SIX MONTHS ENDED JUNE 30, 2010 AND 2009

	Six months ended June 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,679,637)	$(4,088,816)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock compensation	118,432	57,583
Depreciation and amortization	132,389	144,735
Noncash interest expense	25,337
Noncash charge for warrants issued for services	91,263	(29,728)
Changes in operating assets and liabilities:
Accounts receivable	(64,472)	53,062
Prepaids and other current assets	(67,522)	6,903
Other assets	16,564	(943)
Accounts payable	49,561	110,209
Accrued compensation and benefits	41,744	(126,868)
Other accrued liabilities	(42,024)	38,964
Deferred revenue	251,646	305,328

Net cash used in operating activities	(2,126,719)	(3,529,571)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(7,545)	(65,361)
Purchases of other assets	(8,056)	(13,820)

Net cash used in investing activities	(15,601)	(79,181)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of short-term debt		1,500,000
Repurchase of common stock		(2,147)
Proceeds from common stock option exercises	2,380	10,614

Net cash provided by financing activities	2,380	1,508,467

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,139,940)	(2,100,285)
CASH AND CASH EQUIVALENTS — Beginning of the period	3,209,487	6,365,127

CASH AND CASH EQUIVALENTS — End of the period	$1,069,547	$4,264,842

SUPPLEMENTAL CASH FLOW INFORMATION — Cash paid during the year for:
Income taxes	$4,300	$—

See notes to financial statements.

AGITO NETWORKS, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2010 AND 2009

1.	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements should be read in conjunction with the audited financial statements of Agito Networks, Inc., as of and for the years ended December 31, 2009 and 2008. In the opinion of management, all adjustments consisting of normal recurring accruals necessary for a fair presentation have been included. The results of operations for the six months ended June 30, 2010 and 2009 are not necessarily indicative of the operating results for the full fiscal year or future periods.

Organization — Agito Networks, Inc. (the “Company”), was incorporated in Delaware on April 7, 2006 (inception). The Company is in the business of providing solutions in enterprise mobility with its RoamAnywhere™ Mobility Router™. The RoamAnywhere Mobility Router is an enterprise fixed mobile convergence (eFMC) product built for enterprises to help them mobilize enterprise voice and unified communications applications to increase mobile worker productivity while reducing costs.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s recurring losses from operations, negative working capital, and stockholders’ deficit raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, and ultimately to attain profitability. Management is actively engaged in several steps designed to enable the Company to meet the capital requirements of its business, which include continuing the Company’s efforts to obtain additional short and long-term financing to fund operations. There can be no assurances that the Company will be successful in obtaining additional funding. See footnote 6, Subsequent events. The Company was acquired by Shoretel, Inc. on October 19, 2010.

Use of Estimates — The preparation of unaudited financial statements in accordance with accounting principles generally accepted in the United States of America (“generally accepted accounting principles”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates.

Significant Risks and Uncertainties — The Company participates in a dynamic high technology industry and believes that changes in any of the following areas could have a material adverse effect on the Company’s future financial position, results of operations, or cash flows; advances and trends in new technologies and industry standards; competitive pressures in the form of new products or price reductions on current products; changes in the overall demand for products offered by the Company; changes in certain strategic relationships or customer relationships; litigation or claims against the Company based on intellectual property, patent, product, regulatory, or other factors; risk associated with changes in domestic and international economic and/or political conditions or regulations; availability of necessary product components; and the Company’s ability to attract and retain employees necessary to support its growth.

Concentrations of Credit Risk — Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company’s cash equivalents consist of checking accounts, savings accounts, and interest-bearing accounts. Risks associated with cash are mitigated by banking with creditworthy institutions.

Cash and Cash Equivalents — Cash and cash equivalents consist of cash on deposit with banks and money market funds. Cash equivalents consist of money market investments with original maturities from the date of purchase of three months or less.

Property and Equipment — Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally three to five years. Maintenance and repairs are expensed as incurred.

Impairment of Long-Lived Assets — The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable by comparing the carrying amount of such assets to the estimated undiscounted future cash flows associated with them. In cases where the estimated undiscounted cash flows are less than the related carrying amount, an impairment loss is recognized for the amount by which the carrying amount exceeds the fair value of the assets. The fair value is determined based on the present value of estimated future cash flows using a discount rate commensurate with the risks involved.

Revenue Recognition — The Company recognizes revenues in accordance with the provisions of Accounting Standards Codification (ASC) 985-605-15 (formerly referenced as Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions). Under ASC 985-605-15, the Company recognizes product and license revenues when all of the following conditions are met:

•	Persuasive evidence of an agreement exists

•	Delivery has occurred

•	The fee is fixed or determinable

•	Collection is probable

If the requirements of ASC 985-603-15 are not met when the Company invoices a customer or a customer makes payment, the billed or paid amount is recorded as deferred revenue, a liability account. As the revenue recognition principles of ASC 985-603-15 are satisfied, the requisite amounts are recognized as revenue.

The Company does not have a substantive renewal rate thus, the Company recognizes the entire arrangement fee ratably over the postcontract customer support period. In these situations, the related hardware costs are deferred and amortized to costs of goods sold over the postcontract customer support period.

Research and Development — Costs related to research and development are expensed as incurred.

Preferred Stock Warrants — On January 1, 2009, the Company adopted the provisions of ASC 815-40-15, formerly Emerging Issues Task Force Issue No. 07-5, Determining Whether an Instrument (or an Embedded Feature) Is Indexed to an Entity’s Own Stock. The adoption of ASC 815-40-15 required the Company to reclassify preferred stock warrants to noncurrent liabilities (see Note 3).

Income Taxes — The Company accounts for income taxes using the asset and liability method. Deferred income taxes are recognized by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefit for which future realization is uncertain.

On January 1, 2009, the Company adopted ASC 740-10, formerly Financial Accounting Standards Board (FASB) Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109. ASC 740-10 requires that the tax effects of a position be recognized only if it is more likely than not to be sustained based solely on its technical merits as of the reporting date. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes.

Stock-Based Compensation — Stock-based compensation expense is recognized under ASC 718-10 (formerly referred to as FASB Statement No. 123 (revised 2004), Share-Based Payment. The Company recognizes stock-based compensation expense on a straight-line basis over the requisite service period of the individual award, which generally equals the vesting period. The weighted-average fair values of stock options granted to employees during the six months ended June 30, 2010 and 2009, were $0.02 and $0.02, respectively. The fair values were estimated on the grant dates using the Black-Scholes option-pricing model with the following weighted-average assumptions:

	Six months ended June 30,
	2010	2009
Dividend yield	—%	—%
Risk-free interest rate	1.8%-5.0%	2.2%-5.0%
Expected life	6 years	6 years
Volatility	69%	68%

The expected volatility was calculated based on the average historical volatilities of a group of publicly traded peer companies, determined by management. The Company determined the expected life to be six years based on the vesting terms, contractual term, and the expected exercise of the options. The risk-free interest rate was based on the U.S. Treasury yield curve in effect at the time of grant for the expected term of the stock options to be valued. The expected dividend yield was zero, as the Company does not anticipate paying a dividend within the relevant time frame.

As part of the requirements of ASC 718-10, the Company is required to estimate potential forfeitures of stock grants and adjust stock-based compensation expense accordingly. The estimate of forfeitures will be adjusted over the requisite service period to the extent that actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures will be recognized in the period of change and will also affect the amount of stock-based compensation expenses to be recognized in future periods.

Stock-based compensation expense recognized during the six months ended June 30, 2010 and 2009, is included in the operating activities section of the statements of cash flows. In addition, ASC 718-10 requires the cash flows resulting from tax benefits from tax deductions in excess of the stock-based compensation expense recognized (“excess tax benefits”) be classified as financing activities in the statements of cash flows. During the six months ended June 30, 2010 and 2009, the Company did not recognize any excess tax benefits.

The Company recognized stock-based compensation expense pursuant to ASC 718-10 in the six months ended June 30, 2010 and 2009, as follows:

	Six months ended June 30,
	2010	2009
Research and development	$16,584	$8,295
Sales and marketing	13,407	15,171
General and administrative	88,440	34,118

Total	$118,432	$57,583

Recently Issued Accounting Standards — In October 2009, the FASB issued ASU No. 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements (a consensus of the FASB Emerging Issues Task Force), which amends ASC 605-25, Revenue Recognition: Multiple-Element Arrangements. ASU No. 2009-13 addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting and how to allocate consideration to each unit of accounting in the arrangement. This ASU replaces all references to fair value as the measurement criteria with the term selling price and establishes a hierarchy for determining the selling price of a deliverable. ASU No. 2009-13 also eliminates the use of the residual value method for determining the allocation of arrangement consideration. Additionally, ASU No. 2009-13 requires expanded disclosures. This ASU will become effective for the Company for revenue arrangements entered into or materially modified after fiscal year 2010. Earlier application is permitted with required transition disclosures based on the period of adoption. The Company is currently evaluating the impact of this standard on its financial statements.

2.	PROPERTY AND EQUIPMENT — NET

Property and equipment — net as of June 30, 2010 and 2009, consist of the following:

	As of June 30,
	2010	2009
Computer equipment	$232,592	$222,634
Software	650,843	622,322
Furniture and fixtures	81,776	78,787

Total property and equipment	965,211	923,743
Accumulated depreciation	(805,110)	(532,242)

Property and equipment — net	$160,101	$391,501

3.	BORROWING ARRANGEMENTS

Outstanding amounts under all financing arrangements consist of the following as of June 30, 2010:

June 30, 2010
Short term debt	$3,500,000
Less: Deferred financing costs	(36,641)

Total short term debt net of deferred financing costs	$3,463,359

Loan and Security Agreement — In March 2009, the Company entered into a loan and security agreement with a financial institution to borrow $1.5 million with a maturity date of October 31, 2010. Interest on the term loan is based on a floating prime rate, plus 2.25%. The Company agreed to pledge a continuing security interest in all of the Company’s assets with the exception of certain intellectual property. Furthermore, the Company is to keep all its domestic depository, operating accounts, and its primary investment accounts with the financial institution provided, however, that the Company may maintain up to 15% of cash and cash equivalents in accounts outside of the United States. In connection with this agreement, the Company issued to the financial institution warrants to purchase 136,364 shares of Series B preferred stock at $0.33 per share. The Company recorded interest expense of $42,063 in the six months ended June 30, 2010 in connection with the loans.

Subordinated Convertible Promissory Notes — In November and December 2009, the Company entered into an agreement with investors for convertible promissory notes totaling $2 million that were convertible into Series B preferred stock. The proceeds from the notes were allocated based on the relative fair values of the notes without the warrants issued in conjunction with the notes and of the warrants themselves at time of issuance. The portion allocated to the warrants was treated as a discount to the notes and amortized over the life of the note. Additionally, as a result of issuing the warrants with the subordinated convertible promissory notes, a beneficial conversion charge was recorded as a discount to debt reflecting the incremental intrinsic value benefit of $80,645 provided to the holders of the notes.

The table below describes the warrants outstanding as of June 30, 2010, in relation to the above stated loans. The fair value of the warrants at June 30, 2010, has been estimated using the Black-Scholes option-pricing model as noted below.

				Fair Value Assumptions *
Date	Activity Description	Warrants Issued	Warrants’ Fair Value at 6/30/2010	Expected Term	Risk-Free Interest Rate	Volatility
June 2007	Enter into $2 million loan and security agreement	120,000	$1,117	3.9 years	2.20%	83%
April 2008	Enter into $2 million subordinated convertible promissory notes	240,000	1,219	2.8 years	1.00	83
March 2009	Enter into $1.5 million loan and security agreement	136,364	1,824	5.7 years	3.04	83
November– December 2009	Enter into $2 million subordinated convertible promissory notes	6,060,606	91,295	6.4 years	2.42	83

	Warrants issued and outstanding — June 30, 2010	6,556,970	95,455	* no expected dividends

As of June 30, 2010, all warrants remain outstanding and exercisable, and the fair value of the warrants have been recorded as a liability in accordance with ASC 480-10 (formerly referenced as FASB Staff Position FAS 150-5, Issuer’s Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable).

The Company adopted ASC 815-40-15 effective on January 1, 2009. Under the provisions of ASC 815-40-15, the Company determined that the warrants to purchase convertible preferred stock should be classified as liabilities and recorded at their fair value at each balance sheet date, with the increase or decrease in fair value reported in other income (expense) in the statement of operations. On January 1, 2009, the Company reclassified the carrying value of its warrants to purchase convertible preferred stock from additional paid-in capital to a current liability. The difference between the fair value of the warrants at January 1, 2009 and the amount previously recorded in stockholders’ equity was insignificant. As of June 30, 2010, the fair value of the warrant liability was $95,455, and the increase in value of $10,948 during the six months ended June 30, 2010, has been recorded in the accompanying statement of operations as a component of interest and other income, net. The fair value of these warrants at June 30, 2010, were estimated using the Black-Scholes option-pricing model and management assumptions as shown in the table above.

4.	STOCKHOLDERS’ EQUITY

Series A1, Series A2, and Series B Convertible Preferred Stock — Significant terms of the Series A1, Series A2, and Series B convertible Preferred Stock (collectively, the “Preferred Stock”) as of June 30, 2010, are as follows:

Conversion — The holder of each share of Series A1, Series A2 (together with the Series A1 preferred, the “Series A Preferred Stock”), and Series B Preferred Stock has the option to convert each such share into the number of fully paid and non-assessable shares of common stock at any time, after the date of issuance, as is determined by dividing the original issue price of the Series A1, Series A2, or Series B Preferred Stock, as applicable, by the applicable conversion price (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like) in effect on the date the certificate is surrendered for conversion. Each share of Series A1, Series A2 and Series B Preferred Stock shall automatically be converted into shares of common stock at the then-effective Series A1, Series A2, or Series B conversion price, respectively, upon the earlier of (i) the vote or written consent of holders of a majority of the then-outstanding shares of Series A1, Series A2, and Series B Preferred Stock, voting together as a single class, or (ii) immediately upon the closing of the sale of the Company’s common stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended, with cash proceeds to the Company (net of underwriting discounts and commissions) of not less than $25 million at a price per share not less than five times the original issue price (as adjusted for any stock splits, combinations, or dividends and the like) of the Series A1 Preferred Stock.

Price-based Antidilution Provisions — If the Company issues additional shares of capital stock at a purchase price less than the applicable conversion price then in effect for the Series A1, Series A2, or Series B Preferred Stock (subject to certain exceptions), the conversion price for any series so affected will be reduced on a broad-based weighted average basis.

Voting — The Series A1, Series A2, and Series B Preferred Stockholders shall be entitled to the number of votes equal to the number of shares of common stock into which such shares could be converted.

While the outstanding shares of Series A Preferred Stock constitute 5% or more of the total voting stock of the Company (on an as-converted, common stock equivalent basis), the holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect two members of the Company’s Board of Directors; and while the outstanding shares of Series B Preferred Stock constitute 5% or more of the total voting stock of the Company (on an as-converted, common stock equivalent basis), the holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Company’s Board of Directors.

While 4,500,000 shares of the Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like) remain outstanding, the approval of the holders of at least a majority of the then-outstanding shares of the Preferred Stock shall be required for certain corporate actions, including, but not limited to, the issuance of a security with rights senior or pari passu to those of the Preferred Stock and a merger, acquisition, or sale of all or substantially all of the assets of the Company.

Dividends — Holders of the Preferred Stock are entitled to receive cash dividends at the rate of 6% of the original per share issue price of the Series A1, Series A2, and Series B Preferred Stock, respectively, on each outstanding share (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like with respect to those shares). Such dividends shall be payable only when, as and if declared by the Board of Directors and shall be noncumulative. No dividends have been declared to date.

Liquidation Preference — In the event of liquidation, dissolution, winding-up, merger, acquisition, sale of all or substantially all of the Company’s assets or any other transaction that results in a greater than 50% change in voting power of the Company, the holders of Series A1, Series A2, and Series B Preferred Stock are entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the common stock, the amount of (i) $0.17 per outstanding share (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like) in the case of the Series A1 Preferred; (ii) $0.25 per outstanding share (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like) in the case of the Series A2 Preferred Stock; and (iii) $0.33 per outstanding share (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like) in the case of the Series B Preferred Stock for each share of Series A1, Series A2, or Series B Preferred Stock held by them, respectively, plus all declared but unpaid dividends on each such share then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A1, Series A2, and Series B Preferred Stock shall be insufficient to permit the payment to such holders, then the entire assets and funds of the corporation legally available for distribution shall be distributed among such holders on a pari passu basis according to their respective liquidation preferences.

After payment to the holders of Series A1, A2, and Series B Preferred Stock of the respective liquidation preference amounts described above, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Preferred Stock and common stock pro rata based on the number of shares of common stock held by each (assuming conversion of all such Preferred Stock).

Redemption — At any time after April 28, 2011, the holders of at least a majority of the Preferred Stock may elect to cause the Company to redeem the Preferred Stock in three equal annual installments at a price per share in the case of each series equal to the original issue price, plus any declared but unpaid dividends, of such series.

2006 Stock Option Plan — Under the Company’s 2006 Stock Option Plan (the “Plan”), 20,600,000 shares of common stock have been authorized for issuance to employees, advisory board members, or service providers for the issuance of incentive, stock options, nonstatutory stock options, or stock purchase rights for which shares of restricted stock are issued upon exercise of the rights. Incentive stock options are granted only to employees to purchase shares at fair value at date of grant, and nonstatutory stock options are granted to non-employee service providers to purchase shares at not less than 85% of fair value at date of grant. If the optionee, at the time the option is granted, owns more than 10% of the total combined voting rights of all classes of stock of the Company, the optionee can purchase shares at not less than 110% of the fair value at date of grant. Incentive and nonstatutory stock options vest over the period as determined by the Board of Directors, generally four years, and documented, in writing, through an option agreement with the optionee.

If unexercised, options granted to employees and advisory board members will expire upon the earlier of 10 years from the date of grant or a period of time after termination as an employee or service provider of the Company as determined by the Board of Directors at the time of the grant.

The Plan allows for early exercise of options prior to full vesting if permitted in the grant notice and subject to the provisions of the option.

Stock option activity under the Plan during the six months ended June 30, 2010 is as follows:

	Available for Grant	Number of Options Outstanding	Weighted- Average Exercise Price
Balance — December 31, 2009	3,541,747	10,293,256	$0.07
Additional options reserved Options granted (weighted average fair value of $0.02)	(669,403)	669,403	0.04
Options exercised		(59,500)	0.04
Options cancelled	1,407,427	(1,407,427)	0.05

Balance — June 30, 2010	4,279,771	9,495,732	0.04

Vested and expected to vest — June 30, 2010		7,465,219	$0.04

The intrinsic value of stock options exercised compared to the fair value of common stock on the exercise date was $0 in the six months ended June 30, 2010.

The information about stock options outstanding and exercisable as of June 30, 2010, by exercise price is as follows:

	Options Outstanding		Options Vested and Exercisable
Exercise Price	Number of Options	Weighted- Average Remaining Contractual Life (Years)	Number of Options	Weighted- Average Remaining Contractual Life (Years)
$0.02	1,409,000	6.7	1,097,020	6.6
0.04	7,489,061	8.5	2,866,489	8.4
0.05	66,000	7.6	41,451	7.6
0.10	531,671	8.5	496,115	8.4

	9,495,732	8.2	4,501,075	7.9

In February 2010, the Company modified 5,987,678 options with exercise price of greater than $0.04 per share. The exercise price for these ‘under-water’ options was modified and reduced to $0.04 per share. The Company recorded incremental compensation cost of $61,153 for the six months ended June 30, 2010 for the modified options in accordance with the requirements of ASC 718 (formerly Statement of Financial Accounting Standard No 123(R)).

Common Stock — As of June 30, 2010, the Company has reserved shares of its common stock for future issuance as follows:

Conversion of preferred stock	65,757,577
Exercise and conversion of preferred stock warrants	6,556,970
Options and stock purchase rights outstanding under stock option plan	9,495,732
Options available for grant under stock option plan	4,279,771
Common stock warrants	56,000

Total authorized shares	86,146,050

5.	COMMITMENTS AND CONTINGENCIES

Leases — The Company leases its facilities under an agreement which expires in February 2011.

As of June 30, 2010, the future minimum lease payment for the Company’s operating lease is as follows:

Years Ending
December 31
2010 (remaining 6 months)	$61,529
2011	20,682

Total	$82,211

Rent expense for the six months ended June 30, 2010 and 2009, was $55,810 and $52,551, respectively.

Indemnification — The Company has agreed to indemnify its directors and executive officers against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement (subject to reasonable advance approval by the Company) actually and reasonably incurred by such indemnitee in connection with action, suit or proceeding arising out of the fact that such indemnitee is or was a director, officer, employee, or agent of the Company, or any subsidiary of the Company, or serving at the request of the Company as a director, officer, employee or agent of another entity. Historically, the Company has not been required to make payments under these obligations and the Company has recorded no liabilities for these obligations in its balance sheets.

The Company provides its customers general indemnification under its proprietary software arrangements. Under these arrangements, the Company generally states that it will defend and pay damages, at its own expense, to its customers for any claim from a third party asserting a patent, copyright, or trade secret violation. To date, the Company has not incurred any costs related to these indemnifications.

6.	SUBSEQUENT EVENTS

On October 19, 2010, the Company merged with ShoreTel, Inc. for consideration of approximately $11.4 million. Each share of the Company’s preferred stock was automatically converted into the right to receive a specified amount of cash. Each share of the Company’s common stock, stock options and warrants were automatically cancelled without any future right to receive any portion of total merger consideration.

Management has evaluated events occurring after June 30, 2010, and through December 29, 2010, the date the financial statements were available for issuance, for items that may require adjustment to or disclose in the financial statements.

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